EXHIBIT 1

Quebec

Certificate of Amendment

Companies Act, Part 1A
(R.S.Q., chap.C-38)

I hereby attest that the following corporation

“RESSOURCES GAMMON LAKE INC.”

also known as

GAMMON LAKE RESOURCES INC.

amended its articles on April 3, 1998, in accordance with Part 1A of the Companies Act, as indicated in the attached Articles of Amendment.

Registered on April 7, 1998 Under registration number 1147453402

Signed: "Inspecteur General des Institutions Financieres"

Government of Quebec
Inspecteur Général
Des Institutions Financières

CERTIFICATE OF INCORPORATION Companies Act (R.S.Q., chap.C-38)

Part 1A

I hereby attest that the following corporation

“EXPLORATIONS GOLDEN ROCK INC.”

also known as

GOLDEN ROCK EXPLORATIONS INC.

Was incorporated under Part 1A of the Companies Act, as indicated in the attached articles of incorporation.

1986/02/25

Signed: "Jean-Marie Bouchard" Inspecteur général des institutions financières

Government of Quebec
Inspecteur général
des institutions financières

Form 1
Articles of Incorporation
Companies Act
Part 1A

1.	Corporate name or numbered name

EXPLORATIONS GOLDEN ROCK INC. GOLDEN ROCK EXPLORATIONS INC.

2. Judicial district in Quebec of established head office Montreal	3. Number of directors or minimum and maximum number of directors Minimum three (3) Maximum nine (9)	4. Effective date (if different from filing date)

5.	Description of Share Capital Schedule “A”

6.	Restrictions on the transfer of shares, if applicable N/A

7.	Restrictions on business N/A

8.	Other provisions Schedule “B”

9.	Incorporators

Full Name	Address, including postal code (in the case of a corporation, indicate head office and incorporating statute)	Profession	Signature of each incorporator (in the case of a corporation, signature of an authorized person

Neil Weiner	1001, de Maisonneuve Blvd W. Suite 1400 Montreal, Quebec H3A 3C8	Solicitor	(Signed): "Neil Weiner"

(Stamped):	"Government of Quebec" "Filed 1986-02-25" Inspecteur général des institutions financières”

Schedule “A”

Description of the Capital of the Corporation

An unlimited number of common shares, Class A preferred shares, and class B preferred shares, all without nominal or par value.

Holders of Common Shares have the following rights:

i)	to vote at all meetings of shareholders, with the exception of meetings in which only holders of one particular class of shares have the right to vote;

ii)	to receive all dividends declared by the Corporation on the Common Shares;

iii)

subject to the rights, privileges and restrictions attaching to all other classes of shares of the Corporation, to receive the remaining property of the Corporation in the event of liquidation or dissolution of the Corporation, whether voluntary or involuntary.

The Corporation may, from time to time, purchase any issued and outstanding common shares of the Corporation from any shareholder of the Corporation. The Corporation shall not be required to effect such purchases on a prorata basis amongst all holders of common shares.

The rights, privileges and restrictions attaching to the Class A Preferred Shares are as follows:

a)	Holders of Class A Preferred Shares have the right to receive, as and when declared by the directors of the Corporation from funds available for the payment of dividends, non-cumulative dividends in an amount to be determined by the directors, at their discretion, at a rate not exceeding 12% per year of the current redemption price payable for such preferred shares and in such manner as may be determined by the directors. The directors of the Corporation may, in any year and at their discretion, declare dividends on any other class of shares of the Corporation without declaring dividends on the Class A preferred shares or vice-versa.

b)	For the purposes of the provisions contained herein, “redemption price” with respect to any Class A Preferred Share shall mean:

i)	in circumstances where the share was issued for cash consideration, the amount in cash for which such share was issued; and

ii)

in circumstances where the share was issued, in whole or in part, for consideration other than cash, the amount in cash for which such share was issued plus an amount equal to the fair market value of all other consideration for which such share was issued, with the fair market value being calculated on the date of issuance of the share and in accordance with recognized principles for valuation;

The redemption price shall be reduced by the amount of any return of capital to the holder of such Class A Preferred Share as at the date of such return of capital.

c)	In circumstances of liquidation or voluntary or involuntary dissolution of the Corporation, holders of Class A Preferred Shares shall be entitled to receive, before any distribution of all or part of the assets of the Corporation to holders of Class B Preferred Shares and Common Shares of the Corporation, an amount equal to the redemption price of such shares plus all declared and unpaid dividends on such shares. Holders of Class A Preferred Shares shall not be entitled to receive any amount other than as provided herewith.

d)	Subject to the provisions of the Quebec Companies Act, the Corporation may, upon giving prior notice in the manner provided herewith, redeem all or any part of the Class A Preferred Shares upon paying an amount equal to the redemption price of each share plus all declared and unpaid dividends thereon. In circumstances where only part of the Class A Preferred Shares are redeemed, such shares shall be redeemed at random in a manner to be determined by the directors of the Corporation or alternatively and at the discretion of the directors, on a prorata basis with no accounting for fractional shares. Notice of redemption shall be given by registered mail to each holder of shares to be redeemed, at least thirty (30) days prior to the redemption date, and shall be mailed to the address of each holder appearing on the shareholder registry of the Corporation at the time of mailing. Where a notice of redemption is given in accordance with the terms provided herewith and an amount sufficient for redemption is deposited on or prior to the date of redemption with a chartered bank or trust company designated in the notice of redemption, all dividends on the shares to be redeemed shall cease on the date of redemption and holders of such shares shall have no other rights against the Corporation as at such date other than the right to payment of the redemption price upon receipt and cancellation of their share certificates by the Corporation.

e)	Subject to the provisions of the Quebec Companies Act, every registered holder of Class A Preferred Shares shall be entitled, at his option and at any time, to request the redemption of all or any part of the Class A Preferred Shares that are registered in his name in the shareholder registry of the Corporation, upon delivering to the head office of the Corporation the certificate for the shares to be redeemed. Such certificate shall be accompanied by a notice in writing indicating:

i)	that the registered holder is requesting a redemption of all or part of the Class A Preferred Shares represented by the certificate, as the case may be; and

iii)	the date of redemption requested by the registered holder, provided such date is a business day and is not less than thirty (30) days from the date at which notice is given to the Corporation.

Upon receipt of the above notice and the certificate, the Corporation shall redeem the Class A Preferred Shares on the redemption date requested by the holder by payment to the registered holder of an amount equal to the redemption price of the shares plus all declared and unpaid dividends. As at the date of redemption, the holders of such shares shall not be entitled to payment of any dividends and shall have no other rights against the Corporation with respect to such shares, unless the redemption payment is not made on the redemption date stipulated in the notice, in which case the rights of such holders shall not be affected in any manner.

f)	Subject to the provisions of the Quebec Companies Act, the Corporation shall have the right, at its discretion, at any time and from time to time, to make an offer for the purchase for cancellation of all or any part of the issued and outstanding Class A Preferred Shares by delivering such offer of purchase to all registered holders of Class A Preferred Shares at the lowest price at which, in the opinion of the directors of the Corporation, such shares would be available, but without exceeding the redemption price of such shares plus all declared and unpaid dividends. In circumstances where in response to the Corporation’s offer, the Corporation receives a number of shares that is greater than the number of shares proposed to be purchased, the number of Class A Preferred Shares to be purchased shall be determined in proportion to the number of shares held by each holder offering such shares for sale, with no accounting for fractions.

g)	Holders of Class A Preferred Shares shall be entitled to receive notices of all meetings of shareholders of the Corporation, and to attend and vote at all meetings of shareholders of the Corporation, with each Class A Preferred Share entitling the holder to one (1) vote, in person or by proxy.

h)	Subject to the issuance of a Certificate of Amendment by the Inspecteur Général des Institutions Financières, the directors of the Corporation may, at any time and from time to time, adopt a by-law modifying, amending or revoking all or any one of the rights, privileges, conditions or restrictions attaching to the Class A Preferred Shares or suspending their application in a particular case, however no such by-law shall have any force or effect without prior ratification by at least two thirds (2/3) of the votes cast by holders of Class A Preferred Shares present at a meeting of shareholders duly called for such purpose, as well as all other approvals by holders of other classes of shares as may be required by the Quebec Companies Act.

The rights, privileges and restrictions attaching to the Class B Preferred Shares are as follows:

a)	Holders of Class B Preferred Shares have the right to receive, as and when declared by the directors of the Corporation from funds available for the payment of dividends, non-cumulative dividends in an amount to be determined by the directors, at their discretion, at a rate not exceeding 13% per year of the current redemption price payable for such preferred shares and in such manner as may be determined by the directors. The directors of the Corporation may, in any year and at their discretion, declare dividends on any other class of shares of the Corporation without declaring dividends on the Class B preferred shares or vice-versa.

b)	For the purposes of the provisions contained herein, “redemption price” with respect to any Class B Preferred Share shall mean:

i)	in circumstances where the share was issued for cash consideration, the amount in cash for which such share was issued; and

ii)

in circumstances where the share was issued, in whole or in part, for consideration other than cash, the amount in cash for which such share was issued plus an amount equal to the fair market value of all other consideration for which such share was issued, with the fair market value being calculated on the date of issuance of the share and in accordance with recognized principles for valuation;

The redemption price shall be reduced by the amount of any return of capital to the holder of such Class B Preferred Share as at the date of such return of capital.

c)	In circumstances of liquidation or voluntary or involuntary dissolution of the Corporation, holders of Class A Preferred Shares shall be entitled to preference over the Class B Preferred Shares, however, holders of Class B Preferred Shares shall be entitled to receive, before any distribution of all or part of the assets of the Corporation to holders of Common Shares of the Corporation, an amount equal to the redemption price of such shares plus all declared and unpaid dividends on such shares. Holders of Class B Preferred Shares shall not be entitled to receive any amount other than as provided herewith.

d)	Subject to the provisions of the Quebec Companies Act, the Corporation may, upon giving prior notice in the manner provided herewith, redeem all or any part of the Class B Preferred Shares upon paying an amount equal to the redemption price of each share plus all declared and unpaid dividends thereon. In circumstances where only part of the Class B Preferred Shares are redeemed, such shares shall be redeemed at random in a manner to be determined by the directors of the Corporation or alternatively and at the discretion of the directors, on a prorata basis with no accounting for fractional shares. Notice of redemption shall be given by registered mail to each holder of shares to be redeemed, at least thirty (30) days prior to the redemption date, and shall be mailed to the address of each holder appearing on the shareholder registry of the Corporation at the time of mailing. Where a notice of redemption is given in accordance with the terms provided herewith and an amount sufficient for redemption is deposited on or prior to the date of redemption with a chartered bank or trust company designated in the notice of redemption, all dividends on the shares to be redeemed shall cease on the date of redemption and holders of such shares shall have no other rights against the Corporation as at such date other than the right to payment of the redemption price upon receipt and cancellation of their share certificates by the Corporation.

e)	Subject to the provisions of the Quebec Companies Act, the Corporation shall have the right, at its discretion, at any time and from time to time, to make an offer for the purchase for cancellation of all or any part of the issued and outstanding Class B Preferred Shares by delivering such offer of purchase to all registered holders of Class B Preferred Shares at the lowest price at which, in the opinion of the directors of the Corporation, such shares would be available, but without exceeding the redemption price of such shares plus all declared and unpaid dividends. In circumstances where in response to the Corporation’s offer, the Corporation receives a number of shares that is greater than the number of shares proposed to be purchased, the number of Class B Preferred Shares to be purchased shall be determined in proportion to the number of shares held by each holder offering such shares for sale, with no accounting for fractions.

f)	Subject to the provisions of paragraph g), holders of Class B Preferred Shares shall not be entitled to receive notices of meetings of shareholders of the Corporation, or to attend and vote at such meetings.

g)	Subject to the issuance of a Certificate of Amendment by the Inspecteur Général des Institutions Financières, the directors of the Corporation may, at any time and from time to time, adopt a by-law modifying, amending or revoking all or any one of the rights, privileges, conditions or restrictions attaching to the Class B Preferred Shares or suspending their application in a particular case, however no such by-law shall have any force or effect without prior ratification by at least two thirds (2/3) of the votes cast by holders of Class B Preferred Shares present at a meeting of shareholders duly called for such purpose, as well as all other approvals by holders of other classes of shares as may be required by the Quebec Companies Act.

Schedule “B”

The directors may, on such terms as they consider expedient:

a)	Borrow money on the credit of the Corporation;

b)	issue bonds, debentures or other securities of the Corporation as guarantees or sell such securities for such amounts as they may consider appropriate;

c)

Notwithstanding the provisions of the Civil Code, hypothecate, charge or pledge all currently owned or subsequently acquired movable or immovable property of the Corporation, to secure the payment of such bonds, debentures or other securities of the Corporation, and create the above-mentioned security interests by way of a trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (R.S.Q. 1977, ch.P-16) or in any other manner;

d)

Hypothecate or charge immovable property or pledge or otherwise charge movable property of the Corporation, or provide such other types of guarantees, in order to secure the payment of other forms of indebtedness of the Corporation, as well as the payment or execution of contracts or undertakings.